EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

WARNER-LAMBERT
Media Contact:                                     Investor Relations Contact:
Carol Goodrich (973) 540-3620                      George Shields (973) 540-6916
                                                   John Howarth   (973) 540-4874

AGOURON
Media Contact:                                      Investor Relations Contact:
Joy Schmitt (619) 622-3220                          Donna Nichols (619) 622-3009



                WARNER-LAMBERT AND AGOURON PHARMACEUTICALS, INC.
                       CLOSE MERGER VALUED AT $2.1 BILLION


MORRIS PLAINS, NJ, & LA JOLLA, CA, May 17, 1999 - Warner-Lambert  Company (NYSE:
WLA) and Agouron Pharmaceuticals, Inc. (Nasdaq: AGPH), today confirmed that they have received the necessary shareholder and regulatory approvals to complete the closing of Warner-Lambert's acquisition of Agouron. Agouron shareholders overwhelmingly supported the merger with over 98 percent of the total votes cast voting for its approval. Valued at $2.1 billion in Warner-Lambert stock, the transaction will be non-dilutive to Warner-Lambert's future earnings, accounted for as a pooling of interests and qualify as a tax-free exchange.

         Under the terms of the acquisition, each share of Agouron common stock will be exchanged for 0.8934 share of Warner-Lambert common stock. The exchange ratio was based on the average closing price of Warner-Lambert common stock from April 30 to May 13, 1999. Agouron shareholders holding Agouron stock certificates will receive written instructions for exchanging such certificates for Warner-Lambert common shares on or about May 26, 1999.

         Lodewijk J.R. de Vink, Warner-Lambert chairman, president and chief executive officer, said, "The closing of this acquisition represents a new era for Warner-Lambert and is further evidence of our commitment to maintain our position among the fastest growing companies in the pharmaceutical industry. As we said in January, this acquisition is consistent with our long-term strategy to supplement our internally generated growth with creative alliances. We look forward to working closely with our new colleagues from Agouron and together shaping a common destiny of scientific excellence in the pursuit of critically needed new therapies."

         Peter Johnson, Agouron's president and CEO said, "We are pleased that Agouron's shareholders concurred with our Board in concluding that this transaction will maximize our long-term ability to bring forward new drugs for patients and will enhance our capabilities to gain global reach in development and commercialization of our products. This is particularly important to us with several new product launches anticipated in the next few years. Warner-Lambert and Agouron now have the ability to meld our scientific strengths and, together, enhance our drug discovery capabilities."

         Warner-Lambert is a worldwide company devoted to discovering, developing, manufacturing, and marketing quality pharmaceutical, consumer health care, and confectionery products. Warner-Lambert employs more than 40,000 people worldwide.

         Agouron, a wholly owned subsidiary of Warner-Lambert Company, is an integrated pharmaceutical company engaged in the discovery, development and commercialization of drugs for treatment of cancer, viral diseases, and diseases of the eye. Agouron employs more than 1000 people of whom approximately 700 are engaged in research and development.

         This press release may contain forward-looking statements or predictions. These statements represent our judgment as of this date and are subject to risks and uncertainties (including those associated with regulatory approvals and the impact of competitive products) that could cause the actual results to differ materially. Important factors concerning these risks are discussed in Agouron's Form 10-K for the fiscal year ended June 30, 1998 and Warner-Lambert's Form 10-K/A for the fiscal year ended December 31, 1998 currently on file with the Securities and Exchange Commission. Agouron and Warner-Lambert undertake no obligation to publicly release the result of any revisions to such forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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